Exhibit 99.1

INDEX FOR FINANCIAL STATEMENTS TARGA RESOURCES PERMIAN AND STRADDLE OPERATIONS

Combined Balance Sheets	2

Combined Statements of Operations	3

Combined Statements of Changes in Parent Investment	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6

TARGA RESOURCES PERMIAN AND STRADDLE OPERATIONS
COMBINED BALANCE SHEETS
	March 31,	December 31,
	2010	2009
	(In millions)
	(Unaudited)
ASSETS
Current assets:
Trade receivables, net of allowances of $5.7 million	$67.6	$59.5
Affiliate receivables	39.5	49.9
Assets from risk management activities	5.0	2.4
Other current assets	0.3	0.2
Total current assets	112.4	112.0

Property, plant and equipment, at cost	394.1	391.7
Accumulated depreciation	(92.4)	(86.6)
Property, plant and equipment, net	301.7	305.1

Long-term assets from risk management activities	3.3	1.8
Other long-term assets	0.9	0.8
Total assets	$418.3	$419.7

LIABILITIES AND PARENT INVESTMENT
Current liabilities:
Accounts payable	$12.0	$9.5
Affiliate payables	6.5	6.4
Accrued liabilities	96.2	103.2
Liabilities from risk management activities	3.7	5.8
Income tax liability	0.1	-
Total current liabilities	118.5	124.9

Long-term debt obligations to Targa	332.8	327.0
Long-term liabilities from risk management activities	3.1	6.6
Asset retirement obligations	9.2	8.8
Deferred income tax liability	1.0	0.9
Other long-term liabilities	2.0	3.0

Commitments and contingencies (Note 5)

Parent deficit	(48.3)	(51.5)
Total liabilities and Parent investment (deficit)	$418.3	$419.7

See notes to combined financial statements

TARGA RESOURCES PERMIAN AND STRADDLE OPERATIONS
COMBINED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2010	2009
	(In millions)
	(Unaudited)
Revenues from third parties	$185.6	$105.7
Revenues from affiliates	232.6	109.0
Total operating revenues	418.2	214.7
Costs and expenses:
Product purchases from third parties	268.6	121.6
Product purchases from affiliates	119.9	74.5
Operating expenses	7.2	9.6
Depreciation and amortization expense	5.8	5.4
General and administrative expense	4.8	5.1
	406.3	216.2
Income (loss) from operations	11.9	(1.5)
Other income (expense):
Net gain on allocated commodity derivative contracts	10.4	5.5
Interest expense from Targa	(5.8)	(5.8)
Income (loss) before income taxes	16.5	(1.8)
Income tax expense:
Current	(0.1)	-
Deferred	(0.1)	(0.1)
	(0.2)	(0.1)
Net income (loss)	$16.3	$(1.9)

See notes to combined financial statements

TARGA RESOURCES PERMIAN AND STRADDLE OPERATIONS
COMBINED STATEMENT OF CHANGES IN PARENT INVESTMENT

Parent Investment
(In millions)
(Unaudited)

Balance, December 31, 2009	$(51.5)
Net distributions to Parent	(13.1)
Net income	16.3
Balance, March 31, 2010	$(48.3)

See notes to combined financial statements

TARGA RESOURCES PERMIAN AND STRADDLE OPERATIONS
COMBINED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2010	2009
	(In millions)
	(Unaudited)
Cash flows from operating activities
Net income (loss)	$16.3	$(1.9)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	5.8	5.4
Interest expense on affiliate indebtedness	5.8	5.8
Accretion of asset retirement obligations	0.2	0.2
Deferred income taxes	0.1	0.1
Unrealized gain on allocated commodity derivative contracts	(9.7)	(2.3)
Change in operating assets and liabilities:
Trade receivables and other assets	(8.3)	16.3
Net change in affiliate accounts	10.4	(6.8)
Accounts payable and other accrued liabilities	(6.0)	(15.8)
Net cash provided by operating activities	14.6	1.0
Cash flows from investing activities
Outlays for property, plant and equipment	(2.1)	(4.9)
Proceeds from sales of property, plant and equipment	0.1	-
Net cash used in investing activities	(1.5)	(4.9)
Cash flows from financing activities
Parent contributions (distributions), net - centralized cash management (Note 1)	(13.1)	3.9
Net cash provided by (used in) financing activities	(13.1)	3.9
Net change in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of year	-	-
Cash and cash equivalents, end of year	$-	$-

See notes to combined financial statements

Targa Resources Permian and Straddle Operations
Notes to Combined Financial Statements
(Unaudited)

Except as noted within the context of each footnote disclosure, the dollar amounts presented in the tabular data within these footnotes are stated in millions of dollars.

Note 1—Organization and Operations

Organization

These combined carve out financial statements include the following business operations of Targa Resources, Inc. (“Targa” or “Parent”):

•	Permian System

•	Straddle System

•	Gas Marketing activities

These operations are referred to collectively throughout this document as “carve-out entities,” “us,” “our,” and “we.”

Basis of Presentation

Targa acquired the Permian System and the Straddle System on October 31, 2005 as part of its acquisition of substantially all of Dynegy Inc.’s midstream natural gas business. Targa manages our operations and employs our officers and personnel. See Note 6. Targa developed the Gas Marketing activities to market residual gas from its gas gathering plants at or downstream of the gas processing plant tailgate as well as purchasing from and selling natural gas to third parties.

Throughout the periods covered by the financial statements, Targa has provided cash management services to us through a centralized treasury system. As a result, all of our collections, payments and cost allocations covered by the centralized treasury system were deemed to have been paid to Targa in cash, during the period in which the revenues and costs were recorded in the financial systems. The net effects of this centralized treasury activity applicable to us is reflected as contributions from and distributions to Targa in the combined statement of changes in parent investment and combined statements of cash flows. As a result of this accounting treatment, our working capital only reflects affiliate receivables and payables for intercompany commodity sales to and purchases from Targa for which there exists formal intercompany purchase and sales agreements.

The accompanying combined financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The year-end balance sheet data was derived from audited financial statements but does not include all disclosures required by GAAP. The unaudited combined financial statements for the three months ended March 31, 2010 and 2009 include all adjustments, both normal and recurring, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods. All significant intercompany balances and transactions have been eliminated in consolidation. Transactions between us and other Targa operations have been identified in the unaudited combined financial statements as transactions between affiliates. See Note 6. Our financial results for the three months ended March 31, 2010 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2010. These unaudited combined financial statements should be read in conjunction with our audited combined financial statements and notes for the year ended December 31, 2009.

In preparing the accompanying combined financial statements, we have reviewed, as determined necessary, events that occurred after March 31, 2010, up until the issuance of the financial statements, which occurred on May 21, 2010. See Note 9.

Operations

We provide midstream energy services, including gathering, treating, and processing services, to producers of natural gas. Our gathering systems collect natural gas from designated points near producing wells and transport these volumes to our gas processing plants. Natural gas shipped to our gas processing plants is treated to remove contaminants and processed to yield residue natural gas and raw natural gas liquids (“NGLs”). We deliver residue natural gas and NGLs directly to other Targa affiliates, with condensate sales being made to third-party customers.

The Gas Marketing activities are the services provided to our Permian and Straddle Systems and other Targa gas processing systems, purchasing natural gas from them and third parties, as well as selling natural gas to Targa facilities and to third parties.

Note 2—Accounting Policies and Related Matters

Accounting Policy Updates/Revisions

The accounting policies followed by the Company are set forth in Note 2 of the Notes to Combined Financial Statements for the year ended December 31, 2009, and are supplemented by the notes to these combined financial statements. There have been no significant changes to these policies and it is suggested that these combined financial statements be read in conjunction with the above combined financial statements and notes.

Accounting Pronouncements Recently Adopted

In December 2009, the Financial Accounting Standards Board (“FASB”) amended consolidation guidance for variable interest entities (“VIEs”) by issuing Accounting Standards Update (“ASU”) 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities”. The new guidance eliminates the scope exception for qualifying special-purpose entities, amends certain guidance for determining whether an entity is a VIE, expands the list of events that trigger reconsideration of whether an entity is a VIE, requires a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE, requires continuous assessments of whether a company is the primary beneficiary of a VIE, and requires enhanced disclosures about a company’s involvement with a VIE. Prior to adoption, we did not have any interests in a VIE. We adopted the amended guidance on January 1, 2010 and our adoption of this new guidance did not result in any interests being identified as VIEs.

In January 2010, the FASB issued ASU 2010-06, “Improving Disclosures About Fair Value Measurements,” which provides amendments to fair value disclosures. ASU 2010-06 requires additional disclosures and clarifications of existing disclosures for recurring and nonrecurring fair value measurements. The revised guidance for transfers into and out of Level 1 and Level 2 categories, as well as increased disclosures around inputs to fair value measurement, was adopted January 1, 2010 and had no material impact on our financial statements. The amendments to Level 3 disclosures were delayed until periods beginning after December 15, 2010 and are not anticipated to have a material impact on our financial statements upon adoption.

Note 3—Property, Plant and Equipment

Property, plant and equipment were as follows as of the dates indicated:

	March 31,	December 31,
	2010	2009
Natural gas gathering systems	$215.0	$211.6
Processing and fractionation facilities	150.9	151.3
Transportation assets	14.8	14.8
Other property, plant and equipment	9.7	9.5
Land	0.4	0.3
Construction in progress	3.3	4.2
	$394.1	$391.7

Note 4—Debt Obligations

Our debt obligations consisted of the following as of the dates indicated:

	March 31,	December 31,
	2010	2009
Notes payable to Targa, 10% fixed rate, due December 2011 (including
accrued interest of $75.5 million and $69.7 million)	$332.8	$327.0

Targa’s outstanding letters of credit outstanding associated with our operations as of March 31, 2010 and December 31, 2009 were $40.6 million and $39.2 million.

The carrying value of the notes payable to Targa approximates their fair values as of March 31, 2010, as they were settled at their stated amount on April 27, 2010.

The stated 10% interest rate of the notes payable to Targa is not indicative of prevailing external rates of interest including that incurred under Targa’s credit facility which is secured by substantially all of our assets. If interest had been charged on the principal balance at the prevailing rates that Targa incurred under its credit facility of 1.4% and 1.8%, affiliated interest expense would have been reduced by $5.0 million and $4.8 million for the three months ended March 31, 2010 and 2009.

Note 5—Commitments and Contingencies

Environmental

For environmental matters, we record liabilities when remedial efforts are probable and the costs can be reasonably estimated. Environmental reserves do not reflect management’s assessment of the insurance coverage that may be applicable to the matters at issue. Management has assessed each of the matters based on current information and made a judgment concerning its potential outcome, considering the nature of the claim, the amount and nature of damages sought and the probability of success.

We have no material environmental liabilities as of March 31, 2010.

Legal Proceeding

We are a party to various legal proceedings and/or regulatory proceedings and certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against us. We believe all such matters are without merit or involve amounts which, if resolved unfavorably, would not have a material effect on our financial position, results of operations, or cash flows.

Note 6—Related Party Transactions

Sales to and purchases from affiliates. We routinely conduct business with other subsidiaries of Targa. The related transactions result primarily from purchases and sales of natural gas and natural gas liquids. In addition, all of our expenditures are paid through Targa resulting in intercompany transactions. Unlike sales transactions with third parties that settle in cash, settlement of these sales transactions occurs through adjustments to parent investment.

Natural Gas Purchase Agreements. We have various natural gas purchase agreements with Targa’s gas processing entities at prices based on our sales price for such natural gas, less our costs and expenses associated therewith. These agreements have an initial term of 15 years and automatically extend for a term of five years, unless the agreements are otherwise terminated by either party. Furthermore, either party may elect to terminate the agreements if either party ceases to be an affiliate of Targa.

NGL Product Sales Agreements. On September 24, 2009, we entered into a new NGL sales agreement with an affiliate, Targa Liquids Marketing and Trade (“TMLT”) pursuant to which TMLT will purchase all volumes of NGLs that are owned or controlled by us and not otherwise committed for sale to a third party, at a price based on the prevailing market price less transportation, fractionation and certain other fees. The product purchase agreements will have an initial term of 15 years and will automatically extend for a term of five years. Furthermore, either party may elect to terminate the agreement if either party ceases to be an affiliate of Targa. The product purchase agreement was effective as of September 1, 2009. Prior to this agreement, all of our NGL sales were covered under a prior agreement with TMLT.

Allocation of costs. Employees supporting our operations are employees of Targa or the companies that manage our non-operated undivided interest joint ventures. Our financial statements include our share of salaries and related costs and the direct operating costs of the plants incurred on our behalf by Targa or other operators. Targa also charges us for the costs of providing centralized general and administrative services. Costs allocated to us by Targa were based on identification of our resources which directly benefit us and our proportionate share of costs based on our estimated usage of shared resources and functions. All of the allocations are based on assumptions that management believes are reasonable; however, these allocations are not necessarily indicative of the costs and expenses that would have resulted if we had operated as a stand-alone entity. Settlement of these allocations occurs through adjustments to parent investment. Companies that manage our non-operated undivided interest joint ventures charge an agreed-upon management fee as compensation for management and general and administrative support.

The following table summarizes the sales to affiliates of Targa, payments made or received by them on our behalf, and allocations of costs from Targa which are settled through an adjustment to parent investment. Management believes these transactions were executed on terms that are fair and reasonable.

	Three Months Ended March 31,
	2010	2009
Cash
Sales to affiliates	$232.6	$109.0
Purchases from affiliates	119.9	74.5
Allocation of payroll and related costs included in operating expense	3.7	3.3
Allocation of general and administrative expenses	4.8	5.0
Realized net gain on allocated commodity derivative contracts	0.7	3.2
Distributions to (Contributions from) Parent	13.1	(3.9)
Noncash
Affiliate interest expense accrued	5.8	5.8
Unealized net gain on allocated commodity derivative contracts	9.7	2.3

Note 7—Derivative Instruments and Hedging Activities

A significant portion of the revenues from our natural gas gathering and processing business are derived from percent-of-proceeds contracts under which we receive a portion of the natural gas and/or NGLs, or equity volumes, as payment for services; therefore, we are exposed to fluctuations in the prices of these commodities. Targa monitors these risks and enters into commodity derivative transactions designed to mitigate the impact of commodity price fluctuations on our business. The primary purpose of the commodity risk management activities is to hedge our exposure to commodity price risk and reduce fluctuations in our operating cash flows despite fluctuations in commodity prices. In an effort to reduce the variability of our cash flows, as of March 31, 2010, Targa hedged the commodity price associated with a significant portion of the expected natural gas, NGLs and condensate equity volumes for our Permian System for the remainder of 2010 through 2013 by entering into derivative financial instruments including swaps and purchased puts (or floors). Targa’s hedging arrangements provide us protection on the hedged volumes if market prices decline below the prices at which these hedges are set. If market prices rise above the prices at which Targa has hedged, we will receive less revenue on the hedged volumes than we would receive in the absence of hedges.

These hedges have been tailored to generally match the NGL product composition and the NGLs and natural gas delivery points to those of our physical equity volumes. The allocated NGL hedges cover baskets of ethane, propane, normal butane, isobutane and natural gasoline based upon our expected equity NGL composition. Targa believe this strategy avoids uncorrelated risks resulting from employing hedges on crude oil or other petroleum products as “proxy” hedges of NGL prices. Additionally, the allocated NGL hedges are based on published index prices for delivery at Mont Belvieu and our natural gas hedges are based on published index prices for delivery at Permian Basin and Waha, which closely approximate our actual NGL and natural gas delivery points. Targa hedged a portion of our condensate sales using crude oil hedges that are based on the NYMEX futures contracts for West Texas Intermediate light, sweet crude. At March 31, 2010, the notional volumes of commodity hedges allocated to Permian were:

Commodity	Instrument	Unit	2010	2011	2012	2013
Natural Gas	Swaps	MMBtu/d	6,528	4,930	3,230	1,360
NGL	Swaps	Bbl/d	1,433	924	550	-
NGL	Floors	Bbl/d	-	24	28	-
Condensate	Swaps	Bbl/d	189	216	108	108

The allocated derivative contracts are carried at their fair value on our balance sheet. The fair value of derivative instruments, depending on the type of instrument, was determined by the use of present value methods or standard option valuation models with assumptions about commodity prices based on those observed in underlying markets.

Credit Risk. Our credit exposure related to commodity derivative instruments is represented by the fair value of contracts with a net positive fair value to us at the reporting date. At such times, these outstanding instruments expose us to credit loss in the event of nonperformance by the counterparties to the agreements. Should the creditworthiness of one or more of our counterparties decline, our ability to mitigate nonperformance risk is limited to a counterparty agreeing to either a voluntary termination and subsequent cash settlement or a novation of the derivative contract to a third party. In the event of a counterparty default, we may sustain a loss and our cash receipts could be negatively impacted.

The following table presents the estimated fair values of the derivative assets and liabilities as allocated:

	Asset Derivatives			Liability Derivatives
	Balance	Fair Value as of		Balance	Fair Value as of
	Sheet	March 31,	December 31,	Sheet	March 31,	December 31,
	Location	2010	2009	Location	2010	2009
Commodity contracts	Current assets	$5.0	$2.4	Current liabilities	$3.7	$5.8
	Long-term assets	3.3	1.8	Long-term liabilities	3.1	6.6

Total commodity derivatives		$8.3	$4.2		$6.8	$12.4

Although Targa entered into these transactions on our behalf, Targa was the legal party to the transactions; therefore, we do not apply cash flow hedge accounting to our current derivative contracts. We recognize all realized and unrealized changes in fair value in earnings as a component of other income and expense. Cash settlements of our derivative contracts are included in cash flows from operating activities in our statements of cash flows.

The following table summarizes the realized and unrealized gains and losses from cash settlements and changes in fair value of our derivative contracts as presented in our accompanying financial statements:

		Amount of Gain (Loss) Recognized
	Location of Gain (Loss)	in Income on Derivatives
Commodity	Recognized in Income	Three Months Ended March 31,
Derivative Instruments	on Derivatives	2010	2009
Unrealized gain on alllocated commodity derivative contracts	Other income (expense)	9.7	2.3
Realized gain on allocated commodity derivative contracts	Other income (expense)	0.7	3.2
Commodity contracts		$10.4	$5.5

Note 8—Fair Value Measurements

Targa accounts for the fair value of financial assets and liabilities using the three-tier fair value hierarchy, which prioritizes the significant inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The derivative instruments that have been allocated to us from Targa consist of financially settled commodity contracts. We determine the value of our derivative contracts utilizing a discounted cash flow model for swaps, based on inputs that are readily available in public markets. We have consistently applied these valuation techniques in all periods presented and believe we have obtained the most accurate information available for the types of derivative contracts we hold. We have categorized the inputs for these contracts as Level 2 or Level 3.

  The following tables set forth, by level within the fair value hierarchy, the allocated financial assets and liabilities measured at fair value on a recurring basis as of the periods indicated. These financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of the fair value assets and liabilities and their placement within the fair value hierarchy levels.

As of March 31, 2010	Total	Level 1	Level 2	Level 3
Assets from commodity derivative contracts	$8.3	$-	$7.9	$0.4
Total assets	$8.3	$-	$7.9	$0.4

Liabilities from commodity derivative contracts	$6.8	$-	$6.3	$0.5
Total liabilities	$6.8	$-	$6.3	$0.5

As of December 31, 2009	Total	Level 1	Level 2	Level 3
Assets from commodity derivative contracts	$4.2	$-	$4.2	$-
Total assets	$4.2	$-	$4.2	$-

Liabilities from commodity derivative contracts	$12.4	$-	$10.8	$1.6
Total liabilities	$12.4	$-	$10.8	$1.6

The following table sets forth a reconciliation of the changes in the fair value of our financial instruments classified as Level 3 in the fair value hierarchy:

Commodity Derivative Contracts
Balance, December 31, 2009	$(1.6)
Change in fair value	1.6
Settlements	(0.1)
Balance, March 31, 2010	$(0.1)

Note 9—Subsequent Event

On April 27, 2010, Targa Resources Partners LP (“the Partnership”) closed a transaction in which Targa has agreed to sell, assign, transfer and convey to the Partnership our combined operations, for aggregate consideration of $420 million.